UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2003

MAGSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-1561	41-0780999
(State of or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 11th Avenue South, Hopkins, MN		55343
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (952) 935-6921

Item 2.    Acquisition or Disposition of Assets.

On February 25, 2003, MagStar Technologies, Inc. sold and leased back its headquarters and manufacturing facility in Hopkins, Minnesota.  The purchaser was Hopkins Eleventh Avenue LLC (“Eleventh Avenue”), an affiliate of the Company’s largest shareholder.

The purchase price for the building and property was $3,700,000, consisting of $3,189,148.03 in cash and a Promissory Note for $510,851.97.  The Company entered into a 6.5 year gross lease with Eleventh Avenue for the building and property at an annual cost of $3.50 per square foot, aggregating $382,935.00 per year for the first three years and escalating to $417,948.00 per year for the remaining three and one half years.

In the transaction, the Company paid in full its mortgage on the property with U.S. Bank in the amount of $2,675,798.08, including accrued interest.  The mortgage had originally been entered into as security for Term Loan A under the provisions of the Company’s Credit Agreement with U.S. Bank dated October 20, 2000.

As of January 31, 2003, the land and building had a balance sheet value of $1,551,081.74, including depreciation.  The sale price of $3,700,000 resulted in a balance sheet gain of  $2,148,918.26 which will be realized over the life of the lease from Eleventh Avenue.  After paying off the mortgage, the Company used the net cash and Promissory Note proceeds totaling $1,024,201.92 to reduce debt owed to Activar Properties, Inc. and affiliates.

Eleventh Avenue is a wholly owned subsidiary of Activar Properties, Inc. which in turn is wholly owned by Richard F. McNamara, a director of the Company.  James L. Reissner, the President of Activar Properties, Inc., is also a director and shareholder of the Company.  Richard F. McNamara is also the owner of Activar, Inc., the largest shareholder of the Company.

The Board of Directors of the Company authorized the transaction in order to reduce the indebtedness of the Company and improve cash flow.  In the course of the past two years, Activar Properties, Inc. and affiliates have supplied much of the Company’s cash needs, and the Company’s outstanding balance to Activar Properties, Inc. and affiliates was approximately $5,513,000 as of February 28, 2003.  The transaction with Eleventh Avenue was determined to be on better terms than could be obtained by the Company directly from unaffiliated financing sources.  The purchase price was based upon an independent appraisal of the value of the property and building obtained by the bank which provided financing to Eleventh Avenue in connection with the transaction.

Additional information regarding the transaction is contained in the Lease from Eleventh Avenue to the Company and the promissory note from Eleventh Avenue to the Company, copies of which are exhibits to this Report and are incorporated herein by reference.  A copy of the press release dated March 11, 2003 announcing the transaction is also attached as an exhibit to this Report.

Item 5.	Other Events and Regulation FD Disclosure.

See Item 2 above.

Item 7.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

10.1  Lease from Eleventh Avenue to the Company

10.2  Promissory Note from Eleventh Avenue

10.3  Press Release dated March 11, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.

Dated: March 11, 2003	By	/s/ J. L. Reissner

J. L. Reissner
Its: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Item	Method of Filing

10.1	Lease from Eleventh Avenue to the Company	Filed herewith electronically

10.2	Promissory Note from Eleventh Avenue	Filed herewith electronically

10.3	Press Release dated March 11, 2003	Filed herewith electronically